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                                                                   Exhibit 99.01


                                  PRESS RELEASE


FOR RELEASE:  Immediate

CONTACT: Karen Chrosniak, Director of Investor Relations
         Dean Marshall, Director of Finance, or
         Jim Brown, VP of Finance
         1-877-496-6704


     ADELPHIA ANNOUNCES DETERMINATION OF DISTRIBUTION RATIO FOR DISTRIBUTION
                 OF COMMON STOCK OF ADELPHIA BUSINESS SOLUTIONS

         Coudersport, Pa., Jan. 9, 2002/ -- Adelphia Communications Corporation (Nasdaq: ADLAC) ("Adelphia") announced today that the distribution ratio has been determined for its stock dividend of all of the shares of common stock of Adelphia Business Solutions, Inc. (Nasdaq: ABIZ)("ABIZ") owned by Adelphia to effectuate its previously announced spin-off of the common stock of ABIZ owned by it. The distribution ratio is 0.498096194. Each holder of Adelphia Class A and Class B common stock of record as of 5:00 p.m. Eastern time on January 8, 2002 will receive 0.498096194 of a share of ABIZ common stock per share of Adelphia common stock. Holders of Adelphia Class A common stock will receive Class A common stock of ABIZ in the distribution. Holders of Adelphia Class B common stock will receive Class B common stock of ABIZ in the distribution. The dividend will be distributed on January 11, 2002. Accordingly, Adelphia will distribute a total of approximately 92,986,175 Class A shares of ABIZ to Adelphia's Class A holders and 12,479,982 Class B shares of ABIZ to Adelphia's Class B holders. On January 8, 2002, Adelphia had approximately 186,683,167 Class A shares and 25,055,365 Class B shares of Adelphia common stock outstanding. It is expected that as a result of the dividend, members of the John J. Rigas family will hold a majority of the total voting power of ABIZ common stock.

         The final ratio was determined by dividing the total number of shares of ABIZ to be distributed in the spin-off by the total number of shares of Adelphia common stock outstanding as of 5:00 p.m. Eastern time on the record date, January 8, 2002.

         Adelphia is mailing an information statement to Adelphia common stockholders of record as of 5:00 p.m. Eastern time on the record date. Adelphia will also be filing the information statement on a Form 8-K with the Securities and Exchange Commission, which will be available to the public over the internet at the SEC's web site (http://www.sec.gov) or the Company's web site (www.adelphia.com).

         Adelphia Communications Corporation, with headquarters in Coudersport, Pennsylvania, is the sixth largest cable television company in the country.


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         The statements in this press release that are not historical facts are forward-looking statements that are subject to material risks and uncertainties. Investors are cautioned that any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties, and that actual results or developments may differ materially from those in the forward-looking statements as a result of various factors which are discussed in Adelphia's filings with the Securities and Exchange Commission. These risks and uncertainties include, but are not limited to, uncertainties relating to general business and economic conditions, acquisitions and divestitures, risks associated with the Company's growth and financings, the availability and cost of capital, government and regulatory policies, the pricing and availability of equipment, materials, inventories and programming, product acceptance, the Company's ability to execute on its business plans and to construct, expand and upgrade its cable systems, fiber optic networks and related facilities, risks associated with reliance on the performance and financial condition of vendors and customers, technological developments and changes in the competitive environment in which the Company operates. Additional information regarding factors that may affect the business and financial results of Adelphia can be found in the Company's Form 10-K for the year ended December 31, 2000, as amended by its Form 10-K/A, and its most recently filed Form 10-Q, as well as in the prospectus and most recent prospectus supplement filed under Registration Statement No. 333-64224, under the section entitled "Risk Factors" contained therein. The Company does not undertake to update any forward-looking statements in this press release or with respect to matters described herein.

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